ADOPTION AGREEMENT

This Adoption Agreement, dated as of the date set forth on the signature page, among the United States Department of Education (“Department”), the Sponsor (as listed in Section 1 hereof) (“Sponsor”), the Eligible Lender Trustee (as listed in Section 1A hereof) (“Eligible Lender Trustee”), and the Custodian (as listed in Section 2 hereof) (“Custodian”) is made pursuant to the Master Participation Agreement, dated as of July 25, 2008, published by the Department (“Master Participation Agreement”). Capitalized terms used but not otherwise defined herein, shall have the meanings set forth in the Master Participation Agreement.

a)           The Department desires to purchase from the Sponsor, and the Sponsor desires to sell to the Department, in each case through the Custodian, certain Participation Interests in Eligible Loans from time to time pursuant to the terms and conditions set forth in the Master Participation Agreement.

b)           The Department and the Sponsor desire to set forth herein the terms and conditions of such purchase and sale arrangements.

c)           Each of the Sponsor and the Eligible Lender Trustee desires to transfer title to the Eligible Loans to the Custodian, and the Custodian hereby accepts such delivery and agrees to hold such Eligible Loans and all supporting documentation delivered in connection with such Eligible Loans in trust for the benefit of the holders of the Participation Interests.

d)           This Adoption Agreement shall supersede and replace all prior agreements among the parties regarding the sale of Participation Interests in Eligible Loans by the Sponsor to the Department.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Department and the Sponsor hereby agree as follows:

Section 1.                      “Sponsor” shall mean:

The Student Loan Corporation
750 Washington Blvd., 9th Floor
Stamford, CT 06901
Attention: Michael J. Reardon, President and
Chief Executive Officer
Telephone: (203) 975-5018
Fax: (203) 975-6148

With a copy to:

The Student Loan Corporation
750 Washington Blvd., 9th Floor
Stamford, CT 06901
Attention: Christine Y. Homer, General Counsel
Telephone: (203) 975-6843
Fax: (203) 975-6148

The above address shall be the Sponsor’s address for the purpose of receiving notices pursuant to the Master Participation Agreement.

Section 1A.                                “Eligible Lender Trustee” shall mean:

Citibank, N.A., as Eligible Lender Trustee
for The Student Loan Corporation
c/o The Student Loan Corporation
750 Washington Blvd., 9th Floor
Stamford, CT 06901
Attention: Christine Y. Homer, General Counsel
Telephone: (203) 975-6843
Fax: (203) 975-6148
Lender ID: 826878

The above address shall be the Eligible Lender Trustee’s address for the purpose of receiving notices pursuant to the Master Participation Agreement.

Section 2.                      “Custodian” shall mean:

The Bank of New York Mellon Trust Company, N.A.
                                 10161 Centurion Parkway
 Jacksonville, FL 32256
 Attention:  Derek Kettel, Vice President and Product Manager
 Telephone:  (904) 998-4716
         Fax:  (904) 645-1931

The above address shall be the Custodian’s address for the purpose of receiving notices pursuant to the Master Participation Agreement.

Section 3.                      Purchase and Sale of Participation Interests. Following the date of this Adoption Agreement, each of the Sponsor and the Eligible Lender Trustee agrees to participate in the Department's Participation Purchase Program for Participation Interests in Eligible Loans made pursuant to the Federal Family Education Loan Program under the Master Participation Agreement and to deliver to the Department such Participation Interests in the aggregate principal amounts as evidenced by Participation Purchase Requests and related attachments entered into among the Sponsor, the Eligible Lender Trustee, the Custodian holding legal title to the Eligible Loans in trust for the holders of the Participation Interests pursuant to the Master Participation Agreement. The Sponsor agrees to sell to the Department, and the Department agrees to purchase from the Sponsor such Participation Interests on the terms and subject to the conditions of the Master Participation Agreement as the same may be supplemented or amended from time to time. The Custodian agrees to hold each Eligible Loan and, either directly or through its designee, all supporting documentation and records in trust for the benefit of the holders of the Participation Interests, and to issue the Participation Interests pursuant to the terms and conditions of the Master Participation Agreement as the same may be supplemented or amended from time to time. Each of the Sponsor, the Eligible Lender Trustee, the Department and the Custodian hereby acknowledges and agrees to all terms and provisions of the Master Participation Agreement which relate to the creation of and selling of Participation Interests which are incorporated herein in their entirety as if such had been set forth herein, as the same may be supplemented or amended from time to time.

Section 4.                      Incorporation of Master Participation Agreement.  Each of the Sponsor, the Eligible Lender Trustee, the Department and the Custodian hereby acknowledges and agrees to all terms and provisions of the Master Participation Agreement which are incorporated herein in their entirety as if such had been set forth herein in their entirety, as the same may be supplemented or amended from time to time.

Section 5.                      Governing Law.  This Adoption Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with Federal law.  To the extent that there may be no applicable Federal law, the internal laws of the State of New York (without giving regard to conflicts of laws principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law) shall be deemed reflective of Federal law to the extent that to do so would not frustrate the purposes of any provision of this Adoption Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Adoption Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

United States Department of Education

By:	/s/ James F. Manning
Name: James F. Manning
Title: Deputy COO

                       Date of Adoption Agreement: 11/07/08
                       (to be inserted by the Department)

The Student Loan Corporation, as Sponsor

By:	/s/ Michael J. Reardon
Name: Michael J. Reardon
Title: President and Chief Executive Officer

Citibank, N.A., as eligible lender trustee for
The Student Loan Corporation, as Eligible Lender Trustee
By:	/s/ Valerie Delgado
Name: Valerie Delgado
Title: Vice President

The Bank of New York Mellon Trust Company, N.A., as Custodian

By:	/s/ Derek Kettel
Name: Derek Kettel
Title: Vice President